UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 20, 2017

ARALEZ PHARMACEUTICALS INC.

(Exact name of registrant as specified in its charter)

British Columbia, Canada	001-37691	98-1283375
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7100 West Credit Avenue, Suite 101, Mississauga, Ontario, Canada	L5N 0E4
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (905) 876-1118

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

In light of the recent share price performance of Aralez Pharmaceuticals Inc. (the “Company”) and certain near-term business challenges, Adrian Adams, Chief Executive Officer of the Company, Andrew I. Koven, President and Chief Business Officer of the Company, and the rest of the Company’s executive management team agreed that their annual incentive bonuses for 2016 would be paid at the target level, a level far lower than the actual level of performance for 2016.  Mr. Adams and Mr. Koven have also agreed with the Compensation Committee of the Board of Directors (the “Compensation Committee”) to remove themselves from eligibility for a cash bonus under the Company’s Annual Incentive Bonus Plan with respect to the 2017 performance period. The significant reductions in 2016 annual bonuses and Mr. Adams’ and Mr. Koven’s decision to opt out of eligibility for 2017 cash bonuses under the Annual Incentive Bonus Plan demonstrate the commitment of the Company’s management and the Compensation Committee to continue to align executive pay with shareholder interests.

On March 20, 2017, POZEN Inc., a wholly owned subsidiary of the Company entered into an amendment to the employment agreement with Mr. Adams, dated May 31, 2015 and an amendment to the employment agreement with Mr. Koven, dated May 31, 2015 (the “Amendments”). The Amendments provide that Mr. Adams and Mr. Koven have elected not to be eligible to receive a cash bonus under the Company’s Annual Incentive Bonus Plan with respect to 2017, provided that, for all other purposes, including any severance calculations, the annual cash incentive bonus for 2017 shall be deemed to be the target annual cash bonus.

The foregoing description of the Amendments is qualified in its entirety by reference to the full text of the Amendments, which are filed as Exhibits 10.1 and 10.2 to this Current Report on Form 8-K and is incorporated by reference herein.

Item 9.01.  Financial Statements and Exhibits

(d) List of Exhibits

EXHIBIT NO.	DESCRIPTION
10.1	Amendment to Employment Agreement with Adrian Adams, dated March 20, 2017
10.2	Amendment to Employment Agreement with Andrew Koven, dated March 20, 2017

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 23, 2017	ARALEZ PHARMACEUTICALS INC.

	By:	/s/ Eric L. Trachtenberg
Eric L. Trachtenberg
General Counsel, Chief Compliance Officer and Corporate Secretary

EXHIBIT INDEX

EXHIBIT NO.	DESCRIPTION
10.1	Amendment to Employment Agreement with Adrian Adams, dated March 20, 2017
10.2	Amendment to Employment Agreement with Andrew Koven, dated March 20, 2017